                         NOTICE OF GUARANTEED DELIVERY

                               OFFER TO EXCHANGE

             $180,000,000 OF 11 1/2% FIRST MORTGAGE NOTES DUE 2009
                                      OF
                 RESORTS INTERNATIONAL HOTEL AND CASINO, INC.
                        IRREVOCABLY AND UNCONDITIONALLY
                        GUARANTEED ON A SENIOR BASIS BY
    RESORTS INTERNATIONAL HOTEL, INC. AND NEW PIER OPERATING COMPANY, INC.
                                      FOR
                         SUBSTANTIALLY IDENTICAL NOTES
                      REGISTERED UNDER THE SECURITIES ACT

      Registered holders of 11 1/2% First Mortgage Notes due 2009 (the "Original Notes") who wish to tender their Original Notes in exchange for a like principal amount of 11 1/2% First Mortgage Notes due 2009 (the "Exchange Notes") of Resorts International Hotel and Casino, Inc. (the "Company") and Resorts International Hotel, Inc. ("Resorts") and New Pier Operating Company, Inc. ("New Pier" and together with Resorts, the "Guarantors") and, in each case, whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bankers Trust Company, (the "Exchange Agent"), prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer--Procedure for Tendering Original Notes" in the Prospectus.

      The Exchange Agent for the Exchange Offer is: DEUTSCHE BANK TRUST COMPANY AMERICAS.

                                   BY HAND:

                     DEUTSCHE BANK TRUST COMPANY AMERICAS
                 C/O The Depository Trust Clearing Corporation
                          55 Water Street, 1st floor
                            Jeanette Park Entrance
                              New York, NY 10041

                                   BY MAIL:

                          DB SERVICES TENNESSEE, INC.
                              Reorganization Unit
                                P.O. Box 292737
                           Nashville, TN 37229-2737

                              Fax: (615) 835-3701

                         BY OVERNIGHT MAIL OR COURIER:

                          DB SERVICES TENNESSEE, INC.
                       Corporate Trust & Agency Services
                              Reorganization Unit
                            648 Grassmere Park Road
                              Nashville, TN 37211

                             Confirm by Telephone
                                (615) 835-3572

                          Information (800) 735-7777

      Any questions regarding the Exchange Offer or request for material should be directed to Deutsche Bank Trust Company Americas at telephone (800) 735-7777.

      Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Name(s) of Holder(s):                  --------------------------------------

Signature(s) of Owner(s) or Authorized --------------------------------------
Signatory:

Principal Amount of Original Notes     --------------------------------------
Tendered:

Certificate No(s). of Original Notes   --------------------------------------
(if available):

Address:                               --------------------------------------

Area Code and Telephone No.:           --------------------------------------

DTC Account No.:                       --------------------------------------

Ladies & Gentlemen:

      The undersigned hereby tenders to the Company and the Guarantors, upon the terms and subject to the conditions set forth in the Exchange Offer and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

      The undersigned understands that tenders of Original Notes will be accepted only in principal amounts equal to $1,000, or integral multiples thereof. The undersigned understands that tenders of Original Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date.

      Tenders of Original Notes may also be withdrawn if the Exchange Offer is terminated without any such Original Notes being purchased thereunder or as otherwise provided in the Prospectus.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                           PLEASE SIGN AND COMPLETE

      Date:
                                          --------------------------------------

      DTC Account No. (for ATOP Delivery):
                                          --------------------------------------

      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Original Notes exactly as its (their) name(s) appear on certificates for Original Notes or on a security position listing as the owner of Original Notes, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

      Please print name(s) and address(es)

         Name(s):
                                          --------------------------------------

         Capacity:
                                          --------------------------------------

         Address(es):
                                          --------------------------------------

      Do not send Original Notes with this form. Original Notes should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.

                                   GUARANTEE

                   (Not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantors institution" as defined by Rule l7Ad-15 under the Exchange Act, hereby (a) represents that each holder of Original Notes on whose behalf this tender is being made own(s) the Original Notes covered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) represents that such tender of Original Notes complies with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Original Notes covered hereby in proper form for transfer and required documents will be deposited by the undersigned with the Exchange Agent.

      The undersigned acknowledges that it must deliver the Letter of Transmittal and Original Notes tendered hereby to the Exchange Agent within the time set forth above and that failure to do so could result in financial loss to the undersigned.

      Name of Firm: _________________________________________________________

      Authorized Signature: _________________________________________________

      Address: ______________________________________________________________

      Name: _________________________________________________________________

      Area Code and Title: __________________________________________________

      Telephone No.: ________________________________________________________

      Date: _________________________________________________________________